THIS AGREEMENT is dated March 1, 2005

BETWEEN: Robert Hemmerling

  ("the Consultant")

AND: Strathmore Minerals Corp.

  ("the Company")

W H E R E A S:

A.

Mr. Robert Hemmerling has agreed to be the Corporate Secretary for the Company on a full-time basis on the understanding and agreement that he will be paid for his services at the rate of $7,000 per month.

B.

The Company requires a Corporate Secretary to perform those duties as more particularly set forth in this Agreement;

C.

The parties desire to enter into this Agreement to confirm the appointment of the Corporate Secretary of the Company, and to set forth their respective rights and obligations,

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows:

1.

APPOINTMENT AND AUTHORITY OF THE CONSULTANT

1.1

The Company hereby appoints the Consultant as Corporate Secretary to perform certain services for the benefit of the Company as herein set forth, and the Company hereby authorizes the Consultant to exercise such powers as provided under this Agreement, and the Consultant accepts such appointment and authority on the terms and conditions herein set forth.

1.2

The Consultant shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

2.

TERM

2.1

The Consultant's term of appointment and engagement shall be for a period of three years commencing on the date first above written (the "Commencement Date"), subject to earlier termination as herein provided.

2.2

The term of the Consultant's appointment and engagement may be extended for such periods of time and on such terms and conditions as may be mutually agreed upon by the parties.

3.

REMUNERATION

3.1

During the term of his engagement, the Consultant shall receive an amount of $7,000 per month, payable on the first of each and every month.

4.

BOARD APPROVAL

4.1

The parties acknowledge that this agreement is subject to the approval of the Board of Directors of the Company and may be subject to the approval of the TSX Venture Exchange.

5.

CONSULTANT'S DUTIES AND RESPONSIBILITIES

5.1

The Consultant, at the expense of and on behalf of the Company, shall:

(a)

make and implement or cause to be implemented all decisions of the President and Board of Directors of the Company in accordance with and as limited by this Agreement; and

(b)

at all times be subject to the direction of the President and Board of Directors of the Company and shall keep the President and the Board informed as to all material matters concerning the Consultant's activities.

5.2

In carrying out his obligations under this Agreement, the Consultant shall, subject to paragraph 5.1:

(a)

maintain the corporate books and records of the Company;

(b)

make and file or cause to be made all forms, notices and declarations with the TSX Venture Exchange and other regulatory bodies regarding the affairs of the Company, and;

(c)

perform any other duties required to be performed by the Corporate secretary and as requested by the President and the Board of Directors.

5.3

The Consultant shall report to the President and Board of Directors of the Company or such committee as the Board of Directors of the Company may direct.

5.4

The Consultant shall well and faithfully serve the Company and shall use his best efforts to promote the interests thereof.  Unless prevented by ill health or other cause acceptable to the Company, the Consultant shall, during the term of his engagement, devote as much of his time, attention and ability to the business of the Company as is necessary to carry out his obligations hereunder.

5.5

The Consultant shall not, either during the term of his engagement with the Company or at any time thereafter, directly or indirectly, divulge, publish or disclose the affairs or business of the Company or its affiliates or any secrets thereof to any person other than the Directors of the Company without the prior consent of the Company other than as required by law and shall not use for his own purposes, or for any other purposes other than those of the Company, any information he may acquire with respect to its affairs, business or research.

5.6

Any inventions, discoveries, developments, modifications, procedures, innovations, systems, programs, know-how, confidential information or designs developed by the Consultant during his engagement with the Company shall be the property of the Company without further act or assignment or notice and the Consultant shall execute applications for patents or copyrights thereon to the extent requested by the Company and such documents as the Company may reasonably require to document the transfer and assignment of the same to the Company.

6.

COMPANY'S AGREEMENTS

6.1

The Company shall make available to the Consultant such information and data and shall permit the Consultant, to have access to such documents or premises as are reasonably necessary to enable him to perform the services provided for under this Agreement.

6.2

Notwithstanding anything in this Agreement, the Consultant shall not be required to expend his own money or to incur any liabilities, obligations, costs, dues or debts and all money required by the Consultant to carry out his duties under this Agreement shall be provided by the Company to the Consultant forthwith upon the Consultant's request.

6.3

The Company agrees to indemnify, defend and hold harmless the Consultant from and against any and all claims, demands, losses, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable legal fees), arising directly or indirectly, in whole or in part, out of any matter relating to any action taken by the Consultant within the scope of his duties or authority hereunder, excluding only such of the foregoing as arise from the fraudulent, negligent, or willful act or omission of the Consultant, and the provisions hereof shall survive termination of this Agreement.

7.

TERMINATION OF SERVICE

7.1

The Company shall only be entitled to terminate the appointment and employment of the Consultant without notice by reason of:

(a)

his dishonesty in dealings with the Company, its customers, suppliers, officers or shareholders;

(b)

his conduct if detrimental to the Company or which materially and adversely affects his ability to perform his duties hereunder, including excessive use of alcohol or drugs, excessive absences without justification, immoral or improper behavior, or refusal to comply with the reasonable policies or procedures established by the Company;

(c)

his inability for any reason to perform his duties hereunder for a continuous period of three months during the term of his employment;

(d)

his failure to carry out the provisions of this Agreement insofar as the same relate to services and duties to be performed by him;

(e)

his failure due to incompetence or negligence to perform assigned duties in a manner acceptable to the Company, which failure is not fully remedied by the Consultant within ten days after notice in writing thereof has been given by the Company to the Consultant;

(f)

his bankruptcy or insolvency or his voluntary assignment for the benefit of his creditors;

(g)

his indictment for a criminal offence; or

(h)

other just cause.

7.2

The Consultant shall be entitled to terminate his appointment and engagement with the Company provided he gives 120 days prior written notice, such termination to be effective upon the expiry of the said 120 day period.

7.3

If the Consultant's engagement with the Company is terminated for any reason, the Consultant shall be entitled to receive his full salary until the effective date of such termination.

7.4

Upon termination of this Agreement for any reason, the Consultant shall promptly deliver the following in accordance with the directions of the Company:

(a)

a final accounting, reflecting the balance of expenses incurred by him on behalf of the Company as of the date of termination;

(b)

all documents pertaining to the Company or this Agreement, including but not limited to all books of account, correspondence and contracts provided that the Consultant shall be entitled thereafter to inspect, examine and copy all of the documents which he delivers in accordance with this provision at all reasonable times upon three days' notice to the Company.

8.

GENERAL

8.1

If the Consultant dies during the term of his employment then the remuneration and other benefits payable to him as hereinbefore provided shall cease on the last day of the month in which his death shall occur.

8.2

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns as the case may be.

8.3

Each provision and paragraph of this Agreement is declared to constitute a separate and distinct covenant and to be severable from all other such separate and distinct covenants.  If any covenant or provision herein contained is determined to be void or unenforceable in whole or in part, such determination shall not affect or impair the validity or enforceability of any other covenant or provision contained in this Agreement and the remaining provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

8.4

The parties hereto recognize that a breach by the Consultant of any of the covenants or terms herein contained would result in damages to the Company and that the Company could not be adequately compensated for such damages by a monetary award.  Accordingly, the Consultant agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent equitable jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

8.5

This Agreement may not be assigned by the Consultant without the prior written consent of the Company, which consent shall be at the sole discretion of the Company.

8.6

This Agreement replaces, supersedes and cancels all prior agreements, representations and understandings between the Company and the Consultant in respect of the subject matter of this Agreement.

8.7

The provisions of this Agreement and the relationship between the parties shall be construed in accordance with and governed by the laws of the Province of British Columbia, Canada.  The parties hereby attorn to the jurisdiction of the courts of the said Province.

8.8

All reference to currency herein are references to Canadian dollars.

8.9

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or forty-eight (48) hours after being placed in the mail in Canada, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the Consultant at the addresses set forth above, or to such other address as may be furnished in writing by such party.

8.10

The parties will execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

8.11

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement on the date first above written.

STRATHMORE MINERALS CORP.